EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Martin L. Holton III and Constantine E. Tsipis, or any of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, to do any and all acts and things and execute any and all instruments or documents which said attorney or attorneys-in-fact, or any of them, may deem necessary or advisable or which may be required in connection with Reynolds American Inc.’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) regarding the Reynolds American Inc. Long-Term Incentive Plan, and to sign any and all amendments, including any or all post-effective amendments and supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and to do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, granting unto said attorney or attorneys-in-fact, or each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to accomplish the foregoing, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors and officers of Reynolds American Inc. have subscribed these presents as of the 12th day of July 2012.

/s/ Daniel M. Delen Daniel M. Delen President and Chief Executive Officer and Director (principal executive officer)	/s/ Thomas R. Adams Thomas R. Adams Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Frederick W. Smothers Frederick W. Smothers Senior Vice President and Chief Accounting Officer (principal accounting officer)	/s/ Thomas C. Wajnert Thomas C. Wajnert Chairman of the Board and Director

/s/ John P. Daly John P. Daly Director	/s/ Martin D. Feinstein Martin D. Feinstein Director

/s/ Luc Jobin Luc Jobin Director	/s/ H. Richard Kahler H. Richard Kahler Director

/s/ Holly Keller Koeppel Holly Keller Koeppel Director	/s/ Nana Mensah Nana Mensah Director

/s/ Lionel L. Nowell, III Lionel L. Nowell, III Director	/s/ H.G.L Powell H.G.L Powell Director

/s/ Richard E. Thornburgh Richard E. Thornburgh Director	/s/ Neil R. Withington Neil R. Withington Director

/s/ John J. Zillmer John J. Zillmer Director